                                                                    EXHIBIT 24.2

                            CERTIFICATE OF SECRETARY

     The undersigned, Gene Douglas, Secretary of Hvide Marine Incorporated, a Florida corporation (the "Corporation"), hereby certifies that on December 11, 1997, the Board of Directors of the Corporation duly adopted the resolution set forth below:

          RESOLVED, that the Chief Executive Officer of the Corporation be, and he hereby is, authorized to grant, on behalf of the Corporation, a power of attorney to Michael Joseph and John F. Kearney, their separate or joint signatures sufficient to bind, with power of substitution, to execute on behalf of the Corporation, by signing the name of the Chief Executive Officer as acting for the Corporation, a registration statement on Form S-3 under the Securities Act, any and all documents in support of or supplemental to such registration statement, and any and all amendments thereto with respect to the public offering of shares of the Class A Common Stock of the Corporation and any additional registration statements filed pursuant to Rule 462(b) to register additional shares; that each of them are granted full power and authority to do and perform each and every act and thing whatsoever as any one of said attorneys may deem necessary or advisable to carry out the full intent of this resolution to the same extent and with the same effect as the Corporation might or could do personally in its capacity; and that all acts and things that any one of said attorneys may do or cause to be done by virtue of power of attorney granted by this resolution and its signature as the same may be signed by any one of said attorneys to such registration statement and any and all documents in support of or supplemental to such registration statement and any and all amendments thereto are hereby ratified, confirmed and approved;

Such resolution has not been amended, rescinded or otherwise modified and is in full force and effect on the date hereof.

     IN WITNESS WHEREOF, I have executed this Certificate this 11th day of December, 1997.

                                          /s/ GENE DOUGLAS
                                          --------------------------------------
                                          Gene Douglas
                                          Secretary